Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and Officers of ASHLAND INC., a Kentucky corporation, which is about to file a Registration Statement on Form S-8 for the registration of up to 2,475,000 shares of Ashland Common Stock with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, to be issued pursuant to the 2015 Ashland Inc. Incentive Plan, hereby constitutes and appoints William A. Wulfsohn, Peter J. Ganz and Issa O. Yesufu, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act without the others to sign and file such Registration Statement and the exhibits thereto and any and all other documents in connection therewith, and any such amendments thereto, with the Securities and Exchange Commission, and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated:  January 30, 2015

/s/ William A. Wulfsohn	/s/ Vada O. Manager
William A. Wulfsohn, Chairman of the Board and Chief	Vada O. Manager, Director
Executive Officer (Principal Executive Officer)

/s/ J. Kevin Willis	/s/ Barry W. Perry
J. Kevin Willis, Senior Vice President and Chief	Barry W. Perry, Director
Financial Officer (Principal Financial Officer)

/s/ J. William Heitman	/s/ Mark C. Rohr
J. William Heitman, Vice President and Controller	Mark C. Rohr, Director
(Principal Accounting Officer)

/s/ Brendan M. Cummins	/s/ George A. Schaefer, Jr.
Brendan M. Cummins, Director	George A. Schaefer, Jr., Director

/s/ Roger W. Hale	/s/ Janice J. Teal
Roger W. Hale, Director	Janice J. Teal, Director

/s/ Stephen F. Kirk	/s/ Michael J. Ward
Stephen F. Kirk, Director	Michael J. Ward, Director